UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 4, 2011 (March 1, 2011)

SINO AMERICAN OIL COMPANY
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-52304
(Commission File No.)

5190 Neil Road, Suite 430
Reno, Nevada   89502
(Address of principal executive offices and Zip Code)

(866) 261-8853
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 4, 2011, we appointed Cameron R. Fink as a Director.

Mr. Fink received his Bachelor of Science (Honours with distinction) in geophysics in May 1993 from the University of Alberta, and graduated from the University of Victoria in June 1995 with a Master of Science in geophysics, with first class standing.  Mr. Fink has continued to advance his geophysical skills, specifically in the areas of amplitude variation with offset (AVO) as well as 3-D design, interpretation and visualization.

In the fall of 2006, Mr. Fink founded Aduro Resources Ltd, a private blind pool start-up exploration & production company located in Calgary Alberta.  He is currently with Aduro and has been instrumental in growing the company's production to ~1800 BOED and acquiring/interpreting several hundred kilometers of 2D & 3D seismic data in his role as manager of geophysics.  Mr. Fink is also a director of Fly Vision Ltd. based in Calgary providing imaging services to the oil & gas industry.

There is no family relationship between Mr. Fink and any other director or executive officer of Sino American Oil Company. Mr. Fink is currently not a director of any company with a class of securities registered pursuant to section 12 of the Securities Exchange Act of 1934.

ITEM 8.01                      OTHER EVENTS.

On March 1, 2011, we issued a stock dividend to shareholders of record February 10, 2011 on a 1.5:1 basis.  After the stock dividend was paid we had 43,534,500 common shares issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 4th day of March, 2011.

SINO AMERICAN OIL COMPANY

BY:	RONALD HUGHES
Ronald Hughes
President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Secretary, Treasurer and a member of the Board of Directors